Exhibit 99.1

Twist Bioscience Reports Fiscal Third Quarter 2023 Financial Results

-- Record revenue of $63.7M in 3QFY23; Increase of 14% over $56.1M in Fiscal 2022 –

-- Orders increased 7% in 3QFY23 over fiscal 2022 to $63.8M --

SOUTH SAN FRANCISCO, Calif. -- (August 4, 2023) — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the third quarter of fiscal 2023 ended June 30, 2023.

"We reported record revenue again this quarter, with our core business, comprised of SynBio and NGS, delivering very strong results," said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. "Significantly, our Wilsonville site manufactured and shipped the vast majority of our genes, gene fragments and oligo pools, with the new team performing well. We continued to expand our NGS portfolio with the launch of our RNA sequencing portfolio targeting the substantial research market."

Dr. Leproust continued, "As we look forward, we expect continued growth in the core business, driven by taking market share, an increasing customer base and expanding product portfolio. For Biopharma Solutions, we will continue to focus on hiring the right commercial leaders, serving our customers, and closing new deals both with existing and new partners while keeping a keen eye on evaluating, analyzing and managing this business to ensure value creation in the short, medium and long term. In data storage, we remain on track to demonstrate an end-to-end gigabyte Century Archive workflow by the end of calendar 2023."

FISCAL 2023 THIRD QUARTER FINANCIAL RESULTS

•Orders: Total orders received for the third quarter of fiscal 2023 were $63.8 million compared to $59.7 million for the same period of fiscal 2022.
•Revenue: Total revenues for the third quarter of fiscal 2023 were $63.7 million compared to $56.1 million for the same period of fiscal 2022.
•Cost of Revenues: Cost of revenues for the third quarter of fiscal 2023 was $41.8 million compared to $31.0 million for the same period of fiscal 2022.
•Research and Development Expenses: Research and development expenses for the third quarter of fiscal 2023 were $24.5 million compared to $36.8 million for the same period of fiscal 2022.
•Selling, General and Administrative Expenses: Selling, general and administrative expenses for the third quarter of fiscal 2023 were $46.1 million compared to $53.7 million for the same period of fiscal 2022.

•Net Loss: Net loss attributable to common stockholders for the third quarter of fiscal 2023 was $57.4 million, or $1.01 per share, compared to $60.5 million, or $1.08 per share, for the same period of fiscal 2022.
•Cash Position: As of June 30, 2023, the company had $357.1 million in cash, cash equivalents and investments.

Recent Highlights:

•Shipped products to approximately 2,200 customers in the third quarter of fiscal 2023, versus approximately 1,900 in the third quarter of fiscal 2022.
•Shipped approximately 171,000 genes during the third quarter of fiscal 2023, compared with approximately 163,000 in the third quarter of fiscal 2022.
•Expanded the executive leadership team with the appointments of Robert Werner as chief accounting officer and Chet Gandhi as chief information officer.
•Announced Jim Thorburn, chief financial officer (CFO), will transition to a new role supporting commercial scaling, operational leverage and DNA data storage once a new CFO is hired.
•Entered into a new market with the launch of a portfolio of RNA sequencing tools to enable targeted or whole transcriptome research across fields including precision medicine, biomarker discovery and immuno-oncology research.
•Entered into a collaboration with Cancer Research Horizons, the innovation arm of Cancer Research UK, by which Cancer Research Horizons will license the entire Twist Biopharma Solutions Library of Libraries.
•Published preclinical data supporting the potential use of the highly potent and optimized GLP-1R antagonist antibody, TB-222-023, as a treatment for congenital hyperinsulinism in the journal Diabetes.
•Presented at Imec Technology Forum (ITF) World 2023 on how industry growth could be fueled by using CMOS-based chips for high-density DNA synthesis for data storage applications.

Fiscal 2023 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2023. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the full fiscal year 2023, Twist provided the following updated financial guidance:

•Revenue is expected to be approximately $241 million to $242 million, compared to previous guidance of $235 million to $238 million
◦SynBio revenue is expected to be approximately $98 million, at the high end of the previous guidance of $96 million to $98 million

◦NGS revenue is expected to be approximately $120 million, compared to previous guidance of $113 million to $114 million
◦Biopharma revenue is estimated to be approximately $23 million to $24 million compared to previous guidance of $26 million
•Gross margin for fiscal 2023 is expected to be 36%, at the high end of the range of previous guidance of 35-36%
•Operating expenses including R&D and SG&A are expected to be approximately $308 million, compared to previous guidance of $313 million to $319 million
◦R&D expense is expected to be approximately $109 million, compared to previous guidance of $112 million to $114 million
◦SG&A expense is expected to be $189 million, compared to previous guidance of $197 million to $200 million
◦Mark to market of contingent consideration and indemnity holdbacks is projected to be a credit of $6 million, compared to previous guidance of $5 million
◦Restructuring costs are expected to be approximately $14 million, which includes approximately $4 million of asset and lease hold impairment charges related to the transition of SynBio operations from South San Francisco to Wilsonville, compared to previous guidance of $9 million to $11 million
◦Other income and expense for the year is projected to be approximately $12 million
•Operating loss is expected to be approximately $220 million inclusive of one-time charges for restructuring of $14 million, compared to our previous guidance of $230 million to $234 million and includes the following:
◦Stock-based compensation is expected to be approximately $32 million, compared to our previous guidance of $43 million
◦Depreciation and amortization are expected to be approximately $29 million, unchanged from previous guidance
◦Operating expenses for DNA data storage is expected to be approximately $40 million, unchanged from previous guidance
•Capital expenditure is expected to be approximately $35 million, compared to previous guidance of $40 million
•FY23 Year End Cash is projected to be $325 million, compared to previous guidance of $320 million

For the fourth quarter of fiscal 2023, Twist provided the following financial guidance:

•Revenue is expected to be approximately $63 million to $64 million, compared to previous guidance of $62 to $63 million
•Gross margin is expected to be approximately 36%
•R&D expense is expected to be approximately $26 million
•SG&A expense is expected to be approximately $47 million
•Restructure expense is expected to be approximately $1 million

Fiscal 2024 Financial Guidance

For the full fiscal year 2024, Twist provided the following financial guidance:

•Twist expects to exit fiscal 2024 with adjusted EBITDA breakeven for its core (SynBio, NGS) business in the fourth quarter
•Operating expenses for DNA data storage are expected to be $40 million
•Fiscal year end cash is projected to be $220 million

Twist expects to be delayed in reaching its initial timeline in achieving adjusted EBITDA breakeven for its biopharma business exiting the fourth quarter of fiscal 2024.

Non-GAAP Information

EBITDA is a non-GAAP financial measure defined as net earnings or loss adjusted to exclude interest income (expense), benefit from (provision for) income taxes, depreciation and amortization, and stock-based compensation expense. Since Twist has a single reporting and operating segment, to provide adjusted EBITDA for the SynBio and NGS businesses on a supplemental basis to provide greater insight into Twist’s businesses to investors, Twist disaggregates its consolidated results of operations, including but not limited to revenues, gross profit and operating and other expenses, and allocates portions thereof to each business. Similarly, on a supplemental basis, Twist disaggregates consolidated stock-based compensation expense and other adjustments and allocates portions thereof to each business. Such disaggregated supplemental information is not prepared in conformity to Accounting Standards Codification 280 and thus also constitutes non-GAAP financial information.

A reconciliation of adjusted EBITDA to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because the Company does not provide guidance on GAAP net loss and is not able to present the various reconciling cash and non-cash items between GAAP net loss and adjusted EBITDA without unreasonable effort. In particular, stock-based compensation expense is impacted by the Company’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which is difficult to predict and is subject to change. The actual amount of these expenses during fiscal 2024 will have a significant impact on Twist’s future GAAP financial results.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 8:00 a.m. Eastern Time today to discuss its financial results and provide an update on the company’s business. The conference call will be webcast live through the Investor Relations section under the “Company” tab at www.twistbioscience.com. Those parties interested in participating via telephone must register on the Company’s Investor Relations website or by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. The webcast replay will be available for two weeks.

About Twist Bioscience

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections under the headings “Updated Fiscal 2023 Financial Guidance” and “Fiscal 2024 Financial Guidance,” statements regarding future growth and expansion, timing of the development of data storage solutions, estimated annual revenues to achieve adjusted EBITDA break-even point and Twist Bioscience’s other expectations regarding its future operations plans and financial performance, introduction of new products, and newly announced partnerships. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to achieve the expected benefits of Twist Bioscience’s restructuring activities and reduced investments in DNA data storage; the ability to attract new customers and retain and grow sales from existing customers; the ability of Twist Bioscience to achieve sufficient revenue to achieve or maintain positive cash flow from operations or profitability in any given period; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology that could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of significant customers; the ability of Twist Bioscience to successfully integrate acquired companies and to achieve expected benefits from acquisitions; supply chain and other disruptions caused by COVID-19 or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Angela Bitting
SVP, Corporate Affairs
Twist Bioscience
abitting@twistbioscience.com

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Twist Bioscience Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three months ended June 30,		Nine months ended June 30,
(In thousands, except per share data)	2023	2022	2023	2022
Revenues	$63,740	$56,113	$178,163	$146,259
Operating expenses:
Cost of revenues	$41,845	$30,974	$112,956	$87,744
Research and development	24,528	36,840	83,148	90,701
Selling, general and administrative	46,057	53,693	142,347	158,790
Restructuring costs	12,672	—	12,672	—
Change in fair value of contingent considerations and holdbacks	(581)	(4,231)	(5,913)	(13,071)
Total operating expenses	$124,521	$117,276	$345,210	$324,164
Loss from operations	$(60,781)	$(61,163)	$(167,047)	$(177,905)
Interest income	$3,968	$722	$10,472	$1,134
Interest expense	(1)	—	(4)	(54)
Other income (expense), net	41	(225)	(422)	(626)
Benefit from / (provision for) income taxes	(622)	149	(1,374)	10,703
Net loss attributable to common stockholders	$(57,395)	$(60,517)	$(158,375)	$(166,748)
Net loss per share attributable to common stockholders—basic and diluted	$(1.01)	$(1.08)	$(2.79)	$(3.15)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	57,041	56,287	56,753	53,005

Twist Bioscience Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

(In thousands)	June 30, 2023	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$307,459	$378,687
Short-term investments	49,686	126,281
Accounts receivable, net	42,580	40,294
Inventories	36,354	39,307
Prepaid expenses and other current assets	9,458	11,914
Total current assets	$445,537	$596,483
Property and equipment, net	140,778	139,441
Operating lease right-of-use assets	72,028	74,948
Other non-current assets	151,989	150,506
Total assets	$810,332	$961,378
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,184	$20,092
Accrued expenses	10,311	10,169
Accrued compensation	27,284	27,023
Current portion of operating lease liability	13,132	13,642
Other current liabilities	9,911	19,737
Total current liabilities	$72,822	$90,663
Operating lease liability, net of current portion	79,900	81,270
Other non-current liabilities	60	60
Total liabilities	$152,782	$171,993
Total stockholders’ equity	$657,550	$789,385
Total liabilities and stockholders’ equity	$810,332	$961,378